EXHIBIT 3



CUSIP No.  486589104


                        AGREEMENT CONCERNING JOINT FILING
                                 OF SCHEDULE 13D

                  The undersigned agree as follows:

                  (i) each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

                  (ii) each of them is responsible for the timely filing of such
Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows of has reason to believe that such information is inaccurate.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

Dated:  January 29, 2001

                                        HUB INTERNATIONAL LIMITED



                                        By:    /s/  Martin P. Hughes
                                           -------------------------------------
                                        Name:      Martin P. Hughes
                                        Title:     Chairman and CEO


                                        FAIRFAX FINANCIAL HOLDINGS LIMITED



                                        By:    /s/  Bradley P. Martin
                                           -------------------------------------
                                        Name:      Bradley P. Martin
                                        Title:     Vice President